Exhibit 31.2

Certification of the Company’s Chief Financial Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 7241)

I, James D. Bennett, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2011 of SandRidge Energy, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

Date: March 20, 2012